Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 24, 2004, accompanying the consolidated financial statements included in the Annual Report of Collegiate Pacific Inc. on Form 10-KSB for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Collegiate Pacific Inc.

Commission File No.

Form SB-2, No. 333-64471

Form SB-2, No. 333-34294

Form S-8, No. 333-59878

Form S-3, No. 333-116282

Form S-3, No. 333-118240

/s/ Grant Thornton LLP

Dallas, Texas
September 28, 2004